Exhibit 99.1

Shareholder Relations                 NEWS RELEASE
288 Union Street,
Rockland, MA 02370

INDEPENDENT BANK CORP. REPORTS FOURTH QUARTER NET INCOME OF $17.2 MILLION
Solid quarter reflects successful implementation of recent acquisition

Rockland, Massachusetts (January 19, 2017) Independent Bank Corp. (Nasdaq Global Select Market: INDB), parent of Rockland Trust Company, today announced 2016 fourth quarter net income of $17.2 million, or $0.64 per diluted share, compared to $20.5 million, or $0.78 per diluted share, reported in the prior quarter. Net income for the full year was $76.6 million, or $2.90 on a diluted earnings per share basis, as compared to $65.0 million, or $2.50 per diluted share in the prior year. The current quarter and full year net income includes items that the Company considers to be noncore, such as merger and acquisition expenses, loss on extinguishment of debt and gains or losses on the sale of securities. When excluding these items and their related tax impact, net income for the fourth quarter was $20.2 million, or $0.76 on a diluted earnings per share basis, versus $20.6 million, or $0.78 per diluted share in the prior quarter. In addition, on an operating basis, full year net income was $80.4 million, or $3.04 on a diluted earnings per share basis, as compared to $71.7 million, or $2.76 per diluted share in the prior year.

“Rockland Trust’s financial performance reached new heights in 2016 as we achieved another annual earnings per share record,” said Christopher Oddleifson, the President and Chief Executive Officer of Independent Bank Corp. and Rockland Trust. “In 2016 my colleagues' devotion to superior customer service produced steady organic growth in both loans and deposits. Those efforts were complemented by the Bank of Cape Cod acquisition, which we announced early in 2016 and closed during the fourth quarter.”

NEW ENGLAND BANCORP ACQUISITION

On November 10, 2016, the Company acquired New England Bancorp ("NEB"), the parent company of Bank of Cape Cod. This resulted in the addition of one location in Osterville, Massachusetts while three of the former NEB branches were consolidated into existing Rockland Trust locations. The transaction included the acquisition of $225.7 million in loans and the assumption of $175.7 million in deposits, each at fair value. Total consideration of $41.7 million consisted primarily of 672,665 shares of Independent Bank Corp. common stock issued to New England Bancorp shareholders. The following table provides the purchase price allocation of net assets acquired for this transaction:

Net Assets Acquired at Fair Value
(Dollars in thousands)
Assets
Cash	$9,679
Loans	225,731
Premises and equipment	201
Goodwill	20,443
Core deposit intangible	670
Other assets	19,197
Total assets acquired	$275,921
Liabilities
Deposits	$175,686
Borrowings	51,150
Other liabilities	7,344
Total liabilities assumed	$234,180
Purchase price	$41,741

For further detail on the loans and deposits acquired, see the organic growth table provided near the end of the financial schedules accompanying this release.

BALANCE SHEET

Total assets of $7.7 billion at December 31, 2016 increased by $207.4 million, or 2.8%, from the prior quarter and by $499.9 million, or 6.9%, as compared to the year ago period, inclusive of the NEB acquisition.

Exclusive of the acquisition, total loans grew in the fourth quarter by $27.7 million, or 1.9% on an annualized basis, and increased by $226.2 million, or 4.1%, when compared to the year ago period. This reflected the continued modest growth in the various commercial portfolios, which increased by $30.8 million, or 3.0% on an annualized basis, from the third quarter of 2016. The increase in the commercial real estate portfolio was driven mainly by the reclassification of construction loans that converted to permanent loans. On the consumer side, the home equity portfolio continued to benefit from a healthy housing market and successful marketing efforts, increasing organically by $16.6 million, or 6.8% on an annualized basis, during the fourth quarter. The residential mortgage portfolio was impacted by refinancings and net paydowns, declining organically by $18.9 million, or 11.9% on an annualized basis in the fourth quarter.

Exclusive of the acquisition, deposits decreased by $32.9 million, or 2.1% on an annualized basis during the fourth quarter, as compared to the linked quarter, attributable to a $49.1 million decrease in time deposits. This decrease in time deposits was partially due to the Company's planned run-off of higher cost, noncore deposits. Alternatively, core deposits increased organically by $16.2 million in the fourth quarter, and represent 89.9% of total deposits at December 31, 2016. Despite the addition of the higher cost NEB deposits, the total cost of deposits remained at 0.17% for the quarter, reflecting the Company’s continued emphasis on lower cost funding sources.

The securities portfolio increased by $32.9 million from the prior quarter due to $70.4 million in purchases of agency collateralized mortgage obligations and $23.0 million of agency mortgage pass-thru securities, offset by paydowns on existing securities. The higher yield curve towards the end of the fourth quarter was viewed as an opportunity to deploy some excess liquidity. Total securities of $851.5 million at December 31, 2016 comprised 11.0% of total assets of the Company at December 31, 2016.

The Company's FHLB borrowings remained unchanged at $50.8 million at December 31, 2016. All of NEB's FHLB borrowings of $51.2 million were paid off shortly after the acquisition closed and resulted in no prepayment penalty, as the borrowings were booked to fair value as part of the acquisition accounting.

Stockholders' equity at December 31, 2016 rose to $864.7 million, an increase of 5.7% from September 30, 2016 and 12.1% from the year ago period, primarily due to the NEB acquisition and continued strong earnings retention. In addition, book value per share increased $0.93, or 3.0%, during the fourth quarter and the Company's ratio of common equity to assets of 11.22% increased 31 basis points from the prior quarter end and 52 basis points from the same period a year ago. Despite the increased goodwill from the NEB acquisition and the impact of the higher rates on the valuation of the available for sale securities portfolio, the Company's tangible book value per share rose by $0.37, or 1.6%, in the fourth quarter compared to the third quarter, and its ratio of tangible common equity to tangible assets of 8.47% represents an increase of 14 basis points from the prior quarter and 49 basis points from the same period a year ago.

NET INTEREST INCOME

Net interest income for the fourth quarter was $58.8 million, representing a $1.1 million, or 1.9%, increase over the prior quarter. The increase was mainly attributable to higher levels of interest earning assets, inclusive of the NEB acquisition. The Company’s net interest margin decreased by four basis points from the prior quarter to 3.36%, driven primarily by a seven basis point decrease resulting from lower prepayment penalties on the commercial real estate portfolio, partially offset by increases in market rates during the quarter.

NONINTEREST INCOME

Noninterest income totaled $21.8 million in the fourth quarter, which represents a $1.3 million, or 6.6%, increase from the prior quarter. Significant changes in noninterest income in the fourth quarter compared to the prior quarter included the following:

•	Deposit account fees and interchange and ATM fees decreased by $130,000, or 1.5%, driven mainly by seasonality.

•
Investment management income increased by $180,000, or 3.3%, due to an increase in retail investments and insurance-related income as well as continued growth in assets under administration, which increased 1.2% to $2.9 billion as of December 31, 2016.

•	Mortgage banking income increased by $186,000, or 9.5%, driven mainly by impairment recovery on the Company's mortgage servicing asset due to the higher rate environment.

•	The increase in cash surrender value of life insurance policies of $125,000, or 12.7%, was due to annual dividend income.

•	Loan level derivative income increased by $718,000, or 88.6%, due to higher customer demand in the fourth quarter.

•
Other noninterest income increased $266,000, or 11.1%, mainly due to an increase in certain loan fees and capital gain distributions received on equity securities, partially offset by decreases in income from a Community Reinvestment Act investment as well as 1031 tax exchange income.

NONINTEREST EXPENSE

The Company recorded noninterest expense of $51.6 million during the fourth quarter, which represents a $4.8 million, or 10.2%, increase from the prior quarter. Significant changes in noninterest expense in the fourth quarter compared to the prior quarter included the following:

•
Salaries and employee benefits expense decreased by $320,000, or 1.2%, due primarily to decreases in the valuation of the Company's split dollar liability related to bank-owned life insurance policies, as a result of interest rate movements.

•	Occupancy and equipment expenses increased by $507,000, or 9.3%, mainly due to accelerated depreciation of leasehold improvements relating to a branch closing in the fourth quarter.

•	Data processing expense decreased by $256,000, or 18.3%, due mainly to one-time costs incurred during the third quarter of 2016 associated with implementation of new software.

•
Merger and acquisition costs amounted to $4.8 million for the quarter as compared to $151,000 in the prior quarter. The majority of the expenses related to compensation and severance agreements, as well as legal and consulting fees associated with the fourth quarter closing of the NEB acquisition. Also included in this amount was approximately $483,000 of expenses incurred related to the pending acquisition of Island Bancorp, Inc., which is expected to close in the second quarter of 2017.

•
Other noninterest expense increased by $236,000, or 2.0%, driven primarily by higher provisions for unfunded commitments and consultant fees, partially offset by lower advertising, recruitment, and legal expenses.

The Company generated a return on average assets and a return on average common equity of 0.89% and 8.07%, respectively, in the fourth quarter, as compared to 1.09% and 9.98%, respectively, for the prior quarter. Additionally, on an operating basis, the Company generated a return on average assets and return on average common equity of 1.05% and 9.51%, respectively, in the fourth quarter, as compared to 1.10% and 10.03%, respectively, for the prior quarter.

ASSET QUALITY

During the fourth quarter, the Company recorded total net charge-offs of $639,000, or 0.04% of average loans on an annualized basis, compared to net charge-offs of $472,000 in the prior quarter. The provision for loan losses increased to $4.0 million for the fourth quarter versus $950,000 in the third quarter of 2016, reflecting a $3.6 million specific loan loss reserve for one large commercial relationship which was placed on nonaccrual status in the fourth quarter. This action accounted for the increase in nonperforming loans to $57.4 million, or 0.96% of loans at December 31, 2016 from $24.8 million, or 0.43% at September 30, 2016. Total nonperforming assets likewise increased to $61.6 million at the end of the fourth quarter, from $26.6 million at the end of the prior quarter. Delinquency as a percentage of loans remained low at 0.33% at December 31, 2016, a decrease of eleven basis points from the prior quarter, as this single commercial relationship was current on payments as of year end. The decision to place the credits associated with the relationship on nonaccrual resulted from an expectation that the borrower will no longer be able to make full interest and principal payments.

The allowance for loan losses was $61.6 million at December 31, 2016, as compared to $58.2 million at September 30, 2016. The Company’s allowance for loan losses as a percentage of loans was 1.03% and 1.01% as of December 31, 2016 and September 30, 2016, respectively.

CONFERENCE CALL INFORMATION

Christopher Oddleifson, Chief Executive Officer and Robert Cozzone, Chief Financial Officer will host a conference call to discuss fourth quarter earnings at 10:00 a.m. Eastern Time on Friday, January 20, 2017. Internet access to the call is available on the Company’s website at www.rocklandtrust.com or via telephonic access by dial-in at 1-888-336-7153 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Conference Number: 10098161 and will be available through February 3, 2017. Additionally, a webcast replay will be available until January 20, 2018.

ABOUT INDEPENDENT BANK CORP.

Independent Bank Corp. has approximately $7.7 billion in assets and is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. Rockland Trust offers a wide range of banking, investment, and insurance services to businesses and individuals through retail branches, commercial lending offices, investment management offices, and residential lending centers located in Eastern Massachusetts and Rhode Island, as well as through telephone banking, mobile banking, and the Internet. Rockland Trust is an FDIC Member and an Equal Housing Lender. To find out why Rockland Trust is the bank “Where Each Relationship Matters ®”, please visit www.rocklandtrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•	a weakening in the United States economy in general and the regional and local economies within the New England region and the Company’s market area;

•	adverse changes in the local real estate market;

•	adverse changes in asset quality including an unanticipated credit deterioration in our loan portfolio including those related to one or more large commercial relationships;

•	acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;

•	changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	higher than expected tax expense, resulting from failure to comply with general tax laws, changes in tax laws, or failure to comply with requirements of the federal New Markets Tax Credit program;

•	unexpected changes in market interest rates for interest earning assets and/or interest bearing liabilities;

•	unexpected increased competition in the Company’s market area;

•	unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events;

•	a deterioration in the conditions of the securities markets;

•	a deterioration of the credit rating for U.S. long-term sovereign debt;

•	our inability to adapt to changes in information technology;

•	electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;

•	adverse changes in consumer spending and savings habits;

•
failure to consummate or delay in consummating the acquisition of Island Bancorp, which is subject to certain standard conditions, including approval of the transaction by Island Bancorp shareholders and receipt of required regulatory approvals;

•	the inability to realize expected revenue synergies from merger transactions in the amounts or in the timeframe anticipated;

•	inability to retain customers and employees, including those of previous mergers;

•	the effect of laws and regulations regarding the financial services industry including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business;

•
changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters;

•	cyber security attacks or intrusions that could adversely impact our businesses; and

•	other unexpected material adverse changes in our operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information includes operating earnings and operating EPS, tangible book value per share and the tangible common equity ratio, also return on average assets and return on average equity on an operating basis. Operating earnings and operating EPS exclude items that management believes are unrelated to its core banking business such as gains or losses on the sales of securities, loss on extinguishment of debt, merger and acquisition expenses, and other items.  The Company’s management uses operating earnings and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such excluded gains or losses.

Management also supplements its evaluation of financial performance with analysis of tangible book value per share (which is computed by dividing stockholders' equity less goodwill and identifiable intangible assets, or "tangible common equity", by common shares outstanding) and with the tangible common equity ratio (which is computed by dividing tangible common equity by tangible assets). The Company has included information on tangible book value per share and the tangible common equity ratio because management believes that investors may find it useful to have access to the same analytical tool used by management.  As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles.  Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry.

These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating earnings, operating EPS, tangible book value per share and the tangible common equity ratio are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Contacts:

Chris Oddleifson
President and Chief Executive Officer
(781) 982-6660

Robert Cozzone
Chief Financial Officer and Treasurer
(781) 982-6723

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
CONSOLIDATED BALANCE SHEETS
(Unaudited dollars in thousands)				% Change	% Change
	December 31 2016	September 30 2016	December 31 2015	Dec 2016 vs.	Dec 2016 vs.
				Sept 2016	Dec 2015
Assets
Cash and due from banks	$97,196	$92,185	$84,813	5.44%	14.60%
Interest-earning deposits with banks	191,899	265,618	190,952	(27.75)%	0.50%
Securities
Securities - trading	804	809	356	(0.62)%	125.84%
Securities - available for sale	363,644	387,008	367,249	(6.04)%	(0.98)%
Securities - held to maturity	487,076	430,763	477,507	13.07%	2.00%
Total securities	851,524	818,580	845,112	4.02%	0.76%
Loans held for sale (at fair value)	6,139	13,334	5,990	(53.96)%	2.49%
Loans
Commercial and industrial	902,053	857,713	843,276	5.17%	6.97%
Commercial real estate	3,010,798	2,787,660	2,653,434	8.00%	13.47%
Commercial construction	320,391	376,245	373,368	(14.85)%	(14.19)%
Small business	122,726	115,054	96,246	6.67%	27.51%
Total commercial	4,355,968	4,136,672	3,966,324	5.30%	9.82%
Residential real estate	644,426	632,685	638,606	1.86%	0.91%
Home equity - first position	577,006	559,867	543,092	3.06%	6.24%
Home equity - subordinate positions	411,141	405,245	384,711	1.45%	6.87%
Total consumer real estate	1,632,573	1,597,797	1,566,409	2.18%	4.22%
Other consumer	11,064	11,664	14,988	(5.14)%	(26.18)%
Total loans	5,999,605	5,746,133	5,547,721	4.41%	8.15%
Less: allowance for loan losses	(61,566)	(58,205)	(55,825)	5.77%	10.28%
Net loans	5,938,039	5,687,928	5,491,896	4.40%	8.12%
Federal Home Loan Bank stock	11,497	11,304	14,431	1.71%	(20.33)%
Bank premises and equipment, net	78,480	76,429	75,663	2.68%	3.72%
Goodwill and other intangibles	231,374	210,834	212,909	9.74%	8.67%
Other assets	303,227	325,797	287,703	(6.93)%	5.40%
Total assets	$7,709,375	$7,502,009	$7,209,469	2.76%	6.93%
Liabilities and Stockholders' Equity
Deposits
Demand deposits	$2,057,086	$2,024,235	$1,846,593	1.62%	11.40%
Savings and interest checking accounts	2,469,237	2,417,195	2,370,141	2.15%	4.18%
Money market	1,236,778	1,198,959	1,089,139	3.15%	13.56%
Time certificates of deposit	649,152	629,071	684,830	3.19%	(5.21)%
Total deposits	6,412,253	6,269,460	5,990,703	2.28%	7.04%
Borrowings
Federal Home Loan Bank borrowings	50,819	50,826	102,080	(0.01)%	(50.22)%
Customer repurchase agreements and other short-term borrowings	176,913	140,914	133,958	25.55%	32.07%
Junior subordinated debentures	73,107	73,157	73,306	(0.07)%	(0.27)%
Subordinated debentures	34,635	34,624	34,589	0.03%	0.13%
Total borrowings	335,474	299,521	343,933	12.00%	(2.46)%
Total deposits and borrowings	6,747,727	6,568,981	6,334,636	2.72%	6.52%
Other liabilities	96,958	114,786	103,370	(15.53)%	(6.20)%
Stockholders' equity
Common stock	268	261	260	2.68%	3.08%
Additional paid in capital	451,664	409,731	405,486	10.23%	11.39%

Retained earnings	414,095	404,750	368,169	2.31%	12.47%
Accumulated other comprehensive income (loss), net of tax	(1,337)	3,500	(2,452)	(138.20)%	(45.47)%
Total stockholders' equity	864,690	818,242	771,463	5.68%	12.08%
Total liabilities and stockholders' equity	$7,709,375	$7,502,009	$7,209,469	2.76%	6.93%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited dollars in thousands, except per share data)
	Three Months Ended
				% Change	% Change
	December 31 2016	September 30 2016	December 31 2015	Dec 2016 vs.	Dec 2016 vs.
				Sept 2016	Dec 2015
Interest income
Interest on federal funds sold and short-term investments	$423	$387	$137	9.3%	208.76%
Interest and dividends on securities	5,379	5,062	5,218	6.26%	3.09%
Interest and fees on loans	57,561	56,778	54,463	1.38%	5.69%
Interest on loans held for sale	65	81	52	(19.75)%	25.00%
Total interest income	63,428	62,308	59,870	1.80%	5.94%
Interest expense
Interest on deposits	2,801	2,733	2,940	2.49%	(4.73)%
Interest on borrowings	1,875	1,907	2,045	(1.68)%	(8.31)%
Total interest expense	4,676	4,640	4,985	0.78%	(6.20)%
Net interest income	58,752	57,668	54,885	1.88%	7.05%
Provision for loan losses	4,000	950	500	321.05%	700.00%
Net interest income after provision for loan losses	54,752	56,718	54,385	(3.47)%	0.67%
Noninterest income
Deposit account fees	4,522	4,622	4,694	(2.16)%	(3.66)%
Interchange and ATM fees	4,160	4,190	3,911	(0.72)%	6.37%
Investment management	5,626	5,446	5,120	3.31%	9.88%
Mortgage banking income	2,149	1,963	1,331	9.48%	61.46%
Increase in cash surrender value of life insurance policies	1,109	984	1,007	12.70%	10.13%
Gain on sale of equity securities	1	—	1	100.00%	—%
Loan level derivative income	1,528	810	1,013	88.64%	50.84%
Other noninterest income	2,667	2,401	2,747	11.08%	(2.91)%
Total noninterest income	21,762	20,416	19,824	6.59%	9.78%
Noninterest expenses
Salaries and employee benefits	27,075	27,395	26,777	(1.17)%	1.11%
Occupancy and equipment expenses	5,940	5,433	5,511	9.33%	7.78%
Data processing and facilities management	1,144	1,400	1,168	(18.29)%	(2.05)%
FDIC assessment	725	725	986	—%	(26.47)%
Merger and acquisition expense	4,764	151	—	3,054.97%	100.00%
Loss on sale of equity securities	—	—	91	n/a	(100.00)%
Other noninterest expenses	11,989	11,753	11,953	2.01%	0.30%
Total noninterest expenses	51,637	46,857	46,486	10.20%	11.08%
Income before income taxes	24,877	30,277	27,723	(17.84)%	(10.27)%
Provision for income taxes	7,698	9,793	8,268	(21.39)%	(6.89)%
Net Income	$17,179	$20,484	$19,455	(16.13)%	(11.70)%

Weighted average common shares (basic)	26,710,029	26,324,316	26,238,004
Common share equivalents	60,022	53,072	52,772
Weighted average common shares (diluted)	26,770,051	26,377,388	26,290,776

Basic earnings per share	$0.64	$0.78	$0.74	(17.95)%	(13.51)%
Diluted earnings per share	$0.64	$0.78	$0.74	(17.95)%	(13.51)%

Reconciliation of Net Income (GAAP) to Operating Earnings (Non-GAAP):
Net income	$17,179	$20,484	$19,455
Noninterest expense components
Add - merger and acquisition expenses	4,764	151	—
Noncore items, gross	4,764	151	—
Less - net tax benefit associated with noncore items (1)	(1,702)	(61)	—
Noncore items, net of tax	3,062	90	—
Net operating earnings	$20,241	$20,574	$19,455	(1.62)%	4.04%

Diluted earnings per share, on an operating basis	$0.76	$0.78	$0.74	(2.56)%	2.70%
(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.36%	3.40%	3.34%
Return on average assets GAAP (calculated by dividing net income by average assets)	0.89%	1.09%	1.07%
Return on average assets on an operating basis (calculated by dividing net operating earnings by average assets)	1.05%	1.10%	1.07%
Return on average common equity GAAP (calculated by dividing net income by average common equity)	8.07%	9.98%	10.03%
Return on average common equity on an operating basis (calculated by dividing net operating earnings by average common equity)	9.51%	10.03%	10.03%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited dollars in thousands, except per share data)
	Years Ended
			% Change
	December 31 2016	December 31 2015	Dec 2016 vs.
			Dec 2015

Interest income
Interest on federal funds sold and short-term investments	$1,190	$349	240.97%
Interest and dividends on securities	20,968	20,247	3.56%
Interest and fees on loans	224,244	214,724	4.43%
Interest on loans held for sale	235	225	4.44%
Total interest income	246,637	235,545	4.71%
Interest expense
Interest on deposits	11,140	11,576	(3.77)%
Interest on borrowings	7,653	9,041	(15.35)%
Total interest expense	18,793	20,617	(8.85)%
Net interest income	227,844	214,928	6.01%
Provision for loan losses	6,075	1,500	305.00%
Net interest income after provision for loan losses	221,769	213,428	3.91%
Noninterest income
Deposit account fees	18,085	18,078	0.04%
Interchange and ATM fees	16,210	14,728	10.06%
Investment management	21,809	20,735	5.18%
Mortgage banking income	6,607	5,163	27.97%
Increase in cash surrender value of life insurance policies	4,089	3,692	10.75%
Gain on sale of fixed income securities	—	798	(100.00)%
Gain on sale of equity securities	6	20	(70.00)%

Loan level derivative income	6,155	3,830	60.70%
Other noninterest income	9,467	8,844	7.04%
Total noninterest income	82,428	75,888	8.62%
Noninterest expenses
Salaries and employee benefits	108,636	105,068	3.40%
Occupancy and equipment expenses	22,867	23,020	(0.66)%
Data processing and facilities management	4,975	4,631	7.43%
FDIC assessment	3,380	3,979	(15.05)%
Merger and acquisition expense	5,455	10,501	(48.05)%
Loss on extinguishment of debt	437	122	258.20%
Loss on sale of fixed income securities	—	1,124	(100.00)%
Loss on sale of equity securities	32	99	(67.68)%
Other noninterest expenses	46,340	48,594	(4.64)%
Total noninterest expenses	192,122	197,138	(2.54)%
Income before income taxes	112,075	92,178	21.59%
Provision for income taxes	35,427	27,218	30.16%
Net Income	$76,648	$64,960	17.99%

Weighted average common shares (basic)	26,404,071	25,891,382
Common share equivalents	51,847	68,566
Weighted average common shares (diluted)	26,455,918	25,959,948

Basic earnings per share	$2.90	$2.51	15.54%
Diluted earnings per share	$2.90	$2.50	16.00%

Reconciliation of Net Income (GAAP) to Operating Earnings (Non-GAAP):
Net Income	$76,648	$64,960
Noninterest income components
Less - gain on sale of fixed income securities	—	(798)
Noninterest expense components
Add - impairment on acquired facilities	—	109
Add - loss on extinguishment of debt	437	122
Add - loss on sale of fixed income securities	—	1,124
Add - merger and acquisition expenses	5,455	10,501
Noncore items, gross	5,892	11,058
Less - net tax benefit associated with noncore items (1)	(2,163)	(4,285)
Noncore items, net of tax	3,729	6,773
Net operating earnings	$80,377	$71,733	12.05%

Diluted earnings per share, on an operating basis	$3.04	$2.76	10.14%
(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.40%	3.42%	(0.58)%
Return on average assets GAAP (calculated by dividing net income by average assets)	1.04%	0.93%	11.83%
Return on average assets on an operating basis (calculated by dividing net operating earnings by average assets)	1.09%	1.03%	5.83%
Return on average common equity GAAP (calculated by dividing net income by average common equity)	9.43%	8.79%	7.28%
Return on average common equity on an operating basis (calculated by dividing net operating earnings by average common equity)	9.89%	9.70%	1.96%

ASSET QUALITY
(Unaudited dollars in thousands)	Nonperforming Assets At
	December 31 2016	September 30 2016	December 31 2015
Nonperforming loans
Commercial & industrial loans	$37,455	$3,065	$3,699
Commercial real estate loans	6,266	7,399	8,160
Small business loans	302	288	239
Residential real estate loans	7,782	7,684	8,795
Home equity	5,553	6,311	6,742
Other consumer	49	46	55
Total nonperforming loans	$57,407	$24,793	$27,690
Other real estate owned	4,173	1,798	2,159
Total nonperforming assets	$61,580	$26,591	$29,849

Nonperforming loans/gross loans	0.96%	0.43%	0.50%
Nonperforming assets/total assets	0.80%	0.35%	0.41%
Allowance for loan losses/nonperforming loans	107.24%	234.76%	201.61%
Gross loans/total deposits	93.56%	91.65%	92.61%
Allowance for loan losses/total loans	1.03%	1.01%	1.01%
Delinquent loans/total loans	0.33%	0.44%	0.56%

	Nonperforming Assets Reconciliation for the Three Months Ended
	December 31 2016	September 30 2016	December 31 2015

Nonperforming assets beginning balance	$26,591	$27,473	$32,099
New to nonperforming	37,639	2,630	3,455
Loans charged-off	(1,216)	(1,143)	(1,130)
Loans paid-off	(1,934)	(2,049)	(2,965)
Loans transferred to other real estate owned/other assets	(945)	—	—
Loans restored to performing status	(997)	(288)	(1,248)
New to other real estate owned	945	—	—
Acquired other real estate owned	2,100	—	—
Valuation write down	(48)	(5)	—
Sale of other real estate owned	(681)	(42)	(270)
Net capital improvements to other real estate owned	59	—	(2)
Other	67	15	(90)
Nonperforming assets ending balance	$61,580	$26,591	$29,849

	Net Charge-Offs (Recoveries)
	Three Months Ended			Twelve Months Ended
	December 31 2016	September 30 2016	December 31 2015	December 31 2016	December 31 2015
Net charge-offs (recoveries)
Commercial and industrial loans	$553	$(36)	$(211)	$(266)	$417
Commercial real estate loans	20	217	27	(150)	(743)
Small business loans	(36)	70	(6)	33	3
Residential real estate loans	(116)	(130)	(38)	(271)	152
Home equity	47	130	(71)	461	354
Other consumer	171	221	179	527	592
Total net charge-offs (recoveries)	$639	$472	$(120)	$334	$775

Net charge-offs (recoveries) to average loans (annualized)	0.04%	0.03%	(0.01)%	0.01%	0.01%

	Troubled Debt Restructurings At
	December 31 2016	September 30 2016	December 31 2015
Troubled debt restructurings on accrual status	$27,093	$27,644	$32,849
Troubled debt restructurings on nonaccrual status	5,199	5,910	5,225
Total troubled debt restructurings	$32,292	$33,554	$38,074

CAPITAL ADEQUACY
	December 31 2016	September 30 2016	December 31 2015
Common equity tier 1 capital ratio (1)	10.82%	10.78%	10.44%
Tier one leverage capital ratio (1)	9.76%	9.59%	9.33%
Common equity to assets ratio GAAP	11.22%	10.91%	10.70%
Tangible common equity to tangible assets ratio (2)	8.47%	8.33%	7.98%
Book value per share GAAP	$32.02	$31.09	$29.40
Tangible book value per share (2)	$23.45	$23.08	$21.29
(1) Estimated number for December 31, 2016.
(2) See appendix A for detailed reconciliation from GAAP to Non-GAAP ratios

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited - dollars in thousands)	Three Months Ended
	December 31, 2016			September 30, 2016			December 31, 2015
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$307,677	$423	0.55%	$305,728	$387	0.50%	$214,191	$137	0.25%
Securities
Securities - trading	801	—	—%	805	—	—%	394	—	—%
Securities - taxable investments	831,141	5,351	2.56%	815,889	5,034	2.45%	815,778	5,186	2.52%
Securities - nontaxable investments (1)	4,274	43	4.00%	4,382	43	3.90%	4,891	49	3.97%
Total securities	836,216	5,394	2.57%	821,076	5,077	2.46%	821,063	5,235	2.53%
Loans held for sale	12,812	65	2.02%	11,652	81	2.77%	9,422	52	2.19%
Loans
Commercial and industrial	856,983	8,447	3.92%	851,497	8,420	3.93%	844,460	8,254	3.88%
Commercial real estate (1)	2,882,468	28,895	3.99%	2,723,832	28,466	4.16%	2,641,570	26,872	4.04%
Commercial construction	354,235	3,718	4.18%	370,085	3,881	4.17%	355,749	3,676	4.10%
Small business	117,131	1,609	5.46%	111,932	1,502	5.34%	93,521	1,272	5.40%
Total commercial	4,210,817	42,669	4.03%	4,057,346	42,269	4.14%	3,935,300	40,074	4.04%
Residential real estate	639,180	6,548	4.08%	631,582	6,334	3.99%	645,448	6,151	3.78%
Home equity	979,179	8,437	3.43%	958,317	8,243	3.42%	919,531	8,127	3.51%
Total consumer real estate	1,618,359	14,985	3.68%	1,589,899	14,577	3.65%	1,564,979	14,278	3.62%
Other consumer	12,370	261	8.39%	13,026	291	8.89%	15,783	470	11.81%
Total loans	5,841,546	57,915	3.94%	5,660,271	57,137	4.02%	5,516,062	54,822	3.94%
Total interest-earning assets	$6,998,251	$63,797	3.63%	$6,798,727	$62,682	3.67%	$6,560,738	$60,246	3.64%
Cash and due from banks	92,836			94,547			117,285
Federal Home Loan Bank stock	12,507			11,304			14,431
Other assets	552,796			552,247			520,903
Total assets	$7,656,390			$7,456,825			$7,213,358
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,436,751	$757	0.12%	$2,408,498	$756	0.12%	$2,324,827	$915	0.16%
Money market	1,239,411	825	0.26%	1,197,382	758	0.25%	1,127,013	718	0.25%
Time deposits	645,611	1,219	0.75%	635,635	1,219	0.76%	694,641	1,307	0.75%
Total interest-bearing deposits	4,321,773	2,801	0.26%	4,241,515	2,733	0.26%	4,146,481	2,940	0.28%
Borrowings
Federal Home Loan Bank borrowings	54,038	379	2.79%	51,100	391	3.04%	104,023	571	2.18%
Customer repurchase agreements and other short-term borrowings	162,885	59	0.14%	151,982	52	0.14%	146,287	49	0.13%
Junior subordinated debentures	73,132	1,011	5.50%	73,184	1,037	5.64%	73,333	1,016	5.48%
Subordinated debentures	34,629	427	4.91%	34,617	427	4.91%	34,582	409	4.64%
Total borrowings	324,684	1,876	2.30%	310,883	1,907	2.44%	358,226	2,045	2.26%
Total interest-bearing liabilities	$4,646,457	$4,677	0.40%	$4,552,398	$4,640	0.41%	$4,504,707	$4,985	0.44%
Demand deposits	2,060,028			1,976,177			1,833,133
Other liabilities	103,144			112,018			106,226
Total liabilities	$6,809,629			$6,640,593			$6,444,066
Stockholders' equity	846,761			816,232			769,292
Total liabilities and stockholders' equity	$7,656,390			$7,456,825			$7,213,358

Net interest income		$59,120			$58,042			$55,261

Interest rate spread (2)			3.23%			3.26%			3.20%

Net interest margin (3)			3.36%			3.40%			3.34%

Supplemental Information
Total deposits, including demand deposits	$6,381,801	$2,801		$6,217,692	$2,733		$5,979,614	$2,940
Cost of total deposits			0.17%			0.17%			0.20%
Total funding liabilities, including demand deposits	$6,706,485	$4,677		$6,528,575	$4,640		$6,337,840	$4,985
Cost of total funding liabilities			0.28%			0.28%			0.31%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $369,000, $374,000, and $376,000 for the three months ended December 31, 2016, September 30, 2016, and December 31, 2015, respectively.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Twelve Months Ended
	December 31, 2016			December 31, 2015
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$228,861	$1,190	0.52%	$138,694	$349	0.25%
Securities
Securities - trading	701	—	—%	389	—	—%
Securities - taxable investments	826,131	20,851	2.52%	787,781	20,120	2.55%
Securities - nontaxable investments (1)	4,486	180	4.01%	5,101	195	3.82%
Total securities	831,318	21,031	2.53%	793,271	20,315	2.56%
Loans held for sale	9,213	235	2.55%	9,244	225	2.43%
Loans
Commercial and industrial	848,434	33,206	3.91%	858,043	33,569	3.91%
Commercial real estate (1)	2,748,337	111,977	4.07%	2,590,482	106,801	4.12%
Commercial construction	365,590	15,094	4.13%	304,545	12,838	4.22%
Small business	108,619	5,875	5.41%	90,081	4,900	5.44%
Total commercial	4,070,980	166,152	4.08%	3,843,151	158,108	4.11%
Residential real estate	633,313	25,487	4.02%	641,218	25,603	3.99%
Home equity	952,736	32,889	3.45%	892,920	30,777	3.45%
Total consumer real estate	1,586,049	58,376	3.68%	1,534,138	56,380	3.68%
Other consumer	13,398	1,185	8.84%	17,175	1,664	9.69%
Total loans	5,670,427	225,713	3.98%	5,394,464	216,152	4.01%
Total interest-earning assets	$6,739,819	$248,169	3.68%	$6,335,673	$237,041	3.74%
Cash and due from banks	91,107			110,202
Federal Home Loan Bank stock	12,831			31,080
Other assets	544,917			512,908
Total assets	$7,388,674			$6,989,863
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,399,147	$3,173	0.13%	$2,242,245	$3,556	0.16%
Money market	1,178,262	2,996	0.25%	1,102,892	2,878	0.26%
Time deposits	649,678	4,971	0.77%	708,094	5,142	0.73%
Total interest-bearing deposits	4,227,087	11,140	0.26%	4,053,231	11,576	0.29%
Borrowings
Federal Home Loan Bank borrowings	61,398	1,653	2.69%	106,686	2,208	2.07%
Customer repurchase agreements and other short-term borrowings	149,042	208	0.14%	138,363	210	0.15%
Wholesale repurchase agreements	—	—	—%	32,192	746	2.32%
Junior subordinated debentures	73,207	4,083	5.58%	73,407	4,026	5.47%
Subordinated debentures	34,612	1,709	4.94%	38,692	1,851	4.73%
Total borrowings	318,259	7,653	2.40%	389,340	9,041	2.32%
Total interest-bearing liabilities	$4,545,346	$18,793	0.41%	$4,442,571	$20,617	0.46%
Demand deposits	1,924,173			1,704,253
Other liabilities	106,766			103,839
Total liabilities	$6,576,285			$6,250,663

Stockholders' equity	812,389			739,200
Total liabilities and stockholders' equity	$7,388,674			$6,989,863

Net interest income		$229,376			$216,424

Interest rate spread (2)			3.27%			3.28%

Net interest margin (3)			3.40%			3.42%

Supplemental Information
Total deposits, including demand deposits	$6,151,260	$11,140		$5,757,484	$11,576
Cost of total deposits			0.18%			0.20%
Total funding liabilities, including demand deposits	$6,469,519	$18,793		$6,146,824	$20,617
Cost of total funding liabilities			0.29%			0.34%
(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1.5 million for both the twelve months ended December 31, 2016 and 2015, respectively.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Organic Loan and Deposit Growth
(Unaudited, dollars in thousands)	Linked quarter
	December 31 2016	September 30 2016	Balance Acquired	Organic Growth/(Loss)	Organic Growth/(Loss) %
Loans
Commercial and industrial	$902,053	$857,713	$35,767	$8,573	1.00%
Commercial real estate	3,010,798	2,787,660	148,016	75,122	2.69%
Commercial construction	320,391	376,245	4,633	(60,487)	(16.08)%
Small business	122,726	115,054	53	7,619	6.62%
Total commercial	4,355,968	4,136,672	188,469	30,827	0.75%
Residential real estate	644,426	632,685	30,670	(18,929)	(2.99)%
Home equity	988,147	965,112	6,439	16,596	1.72%
Total consumer real estate	1,632,573	1,597,797	37,109	(2,333)	(0.15)%
Total other consumer	11,064	11,664	153	(753)	(6.46)%
Total loans	$5,999,605	$5,746,133	$225,731	$27,741	0.48%

Deposits
Demand deposits	$2,057,086	$2,024,235	$32,889	$(38)	—%
Savings and interest checking accounts	2,469,237	2,417,195	32,151	19,891	0.82%
Money market	1,236,778	1,198,959	41,449	(3,630)	(0.30)%
Time certificates of deposit	649,152	629,071	69,197	(49,116)	(7.81)%
Total deposits	$6,412,253	$6,269,460	$175,686	$(32,893)	(0.52)%

	Year-To-Date
	December 31 2016	December 31 2015	Balance Acquired	Organic Growth/(Loss)	Organic Growth/(Loss) %
Loans
Commercial and industrial	$902,053	$843,276	$35,767	$23,010	2.73%
Commercial real estate	3,010,798	2,653,434	148,016	209,348	7.89%
Commercial construction	320,391	373,368	4,633	(57,610)	(15.43)%
Small business	122,726	96,246	53	26,427	27.46%
Total commercial	4,355,968	3,966,324	188,469	201,175	5.07%
Residential real estate	644,426	638,606	30,670	(24,850)	(3.89)%
Home equity	988,147	927,803	6,439	53,905	5.81%
Total consumer real estate	1,632,573	1,566,409	37,109	29,055	1.85%
Total other consumer	11,064	14,988	153	(4,077)	(27.20)%
Total loans	$5,999,605	$5,547,721	$225,731	$226,153	4.08%

Deposits
Demand deposits	$2,057,086	$1,846,593	$32,889	$177,604	9.62%
Savings and interest checking accounts	2,469,237	2,370,141	32,151	66,945	2.82%
Money market	1,236,778	1,089,139	41,449	106,190	9.75%
Time certificates of deposit	649,152	684,830	69,197	(104,875)	(15.31)%
Total deposits	$6,412,253	$5,990,703	$175,686	$245,864	4.10%

Certain amounts in prior year financial statements have been reclassified to conform to the current year's presentation.

APPENDIX A

(Dollars in thousands, except share and per share data)

The following table summarizes the calculation of the Company's tangible common equity ratio and tangible book value per share for the periods indicated:

	December 31 2016	September 30 2016	December 31 2015
Tangible common equity
Stockholders' equity (GAAP)	$864,690	$818,242	$771,463	(a)
Less: Goodwill and other intangibles	231,374	210,834	212,909
Tangible common equity	633,316	607,408	558,554	(b)
Tangible assets
Assets (GAAP)	7,709,375	7,502,009	7,209,469	(c)
Less: Goodwill and other intangibles	231,374	210,834	212,909
Tangible assets	$7,478,001	$7,291,175	$6,996,560	(d)

Common Shares	27,005,813	26,320,467	26,236,352	(e)

Common equity to assets ratio (GAAP)	11.22%	10.91%	10.70%	(a/c)
Tangible common equity to tangible assets ratio (Non-GAAP)	8.47%	8.33%	7.98%	(b/d)
Book value per share (GAAP)	$32.02	$31.09	$29.40	(a/e)
Tangible book value per share (Non-GAAP)	$23.45	$23.08	$21.29	(b/e)

APPENDIX B

(Dollars in thousands)

The following table summarizes the impact of noncore items on the calculation of the Company's calculation of noninterest income and noninterest expense, as well as the impact of noncore items on noninterest income as a percentage of total revenue and the efficiency ratio for the periods indicated:

	Three Months Ended			Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net interest income (GAAP)	$58,752	$57,668	$54,885	$227,844	$214,928	(a)

Noninterest income (GAAP)	$21,762	$20,416	$19,824	$82,428	$75,888	(b)
Less:
Gain on sale of fixed income securities	—	—	—	—	798
Noninterest income on an operating basis (Non-GAAP)	$21,762	$20,416	$19,824	$82,428	$75,090	(c)

Noninterest expense (GAAP)	$51,637	$46,857	$46,486	$192,122	$197,138	(d)
Less:
Impairment on acquired facilities	—	—	—	—	109
Loss on extinguishment of debt	—	—	—	437	122
Loss on sale of fixed income securities	—	—	—	—	1,124
Merger and acquisition expense	4,764	151	—	5,455	10,501
Noninterest expense on an operating basis (Non-GAAP)	$46,873	$46,706	$46,486	$186,230	$185,282	(e)

Total revenue (GAAP)	$80,514	$78,084	$74,709	$310,272	$290,816	(a+b)
Total operating revenue (Non-GAAP)	$80,514	$78,084	$74,709	$310,272	$290,018	(a+c)

Ratios
Noninterest income as a % of total revenue (GAAP based)	27.03%	26.15%	26.53%	26.57%	26.09%	(b/(a+b))
Noninterest income as a % of total revenue on an operating basis (Non-GAAP)	27.03%	26.15%	26.53%	26.57%	25.89%	(c/(a+c))
Efficiency ratio (GAAP based)	64.13%	60.01%	62.22%	61.92%	67.79%	(d/(a+b))
Efficiency ratio on an operating basis (Non-GAAP)	58.22%	59.82%	62.22%	60.02%	63.89%	(e/(a+c))